As filed with the Securities and Exchange Commission on April 5, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1672743 (I.R.S. Employer Identification No.)
2200 Mission College Blvd. Santa Clara, CA (Address of Principal Executive Offices)	95054-1549 (Zip Code)

Intel Corporation 401(k) Savings Plan

Intel Corporation Sheltered Employee Retirement Plan Plus

(Full Title of the Plans)

CARY I. KLAFTER, ESQ.

Vice President and Secretary

Intel Corporation

2200 Mission College Blvd.

Santa Clara, CA 95054-1549

(Name and Address of Agent for Service)

(408) 765-8080

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

RONALD O. MUELLER, ESQ.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, NW, Suite 300

Washington, DC 20036

(202) 955-8500

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Common Stock, par value $0.001 per share Interests in Intel Corporation 401(k) Savings Plan (3) Intel Corporation Sheltered Employee Retirement Plan Plus (4)	25,000,000 shares ---- $400,000,000	$19.34(2) ---- 100%	$483,500,000(2) ---- $400,000,000	$14,843.45 ---- $12,280.00

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) of the Securities Act of 1933. The maximum aggregate offering price is based on 25,000,000 shares available for issuance under the 401(k) Savings Plan, multiplied by $19.34, the average of the high and low prices of the Common Stock of Intel Corporation as reported on the Nasdaq Global Market on April 4, 2007, for proceeds of $483,500,000.

(3)

Pursuant to Rule 416(c) of the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Savings Plan. Includes related interests in the trust created pursuant to the 401(k) Savings Plan.

(4)

The Intel Corporation Sheltered Employee Retirement Plan Plus obligations are unsecured obligations of Intel Corporation to pay deferred compensation in the future in accordance with the terms of the Intel Corporation Sheltered Employee Retirement Plan Plus.

(5)

In accordance with Rule 457(p) of the Securities Act of 1933, $27,123.45 of the registration fee that was paid and unused in connection with offerings commenced on December 28, 2006 under Intel Corporation's Registration Statement on Form S-3 (File No. 333-132865), originally filed with the Securities and Exchange Commission on March 30, 2006, is being applied and offset against the total registration fee required hereunder, and the foregoing offerings under the Form S-3 are being terminated.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the "Corporation" or the "Registrant"), relating to: (i) 25,000,000 shares of its common stock, par value $0.001 per share (the "Common Stock"), issuable to eligible employees of the Corporation or any parent or subsidiary of the Corporation under the Intel Corporation 401(k) Savings Plan (the "401(k) Plan"), which Common Stock is in addition to the 6,500,000 shares of Common Stock (52,000,000 shares as adjusted for stock splits through the date hereof) registered on the Corporation's Form S-8 filed on October 18, 1995 (Commission File No. 33-63489) (the "1995 Registration Statement"); and (ii) $400,000,000 of unsecured obligations of the Corporation to pay deferred compensation in the future (the "Obligations") in accordance with the terms of the Corporation's Sheltered Employee Retirement Plan Plus, which Obligations are in addition to the $200,000,000 of Obligations registered on the Corporation's Form S-8 filed on November 29, 1998 (Commission File No. 333-67537) (the "1998 Registration Statement" and, together with the 1995 Registration Statement, the "Prior Registration Statements") and the $245,000,000 of Obligations registered on the 1995 Registration Statement. This Registration Statement on Form S-8 is filed by the 401(k) Plan with respect to an indeterminate amount of interests in the 401(k) Plan.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with Instruction E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the 1995 Registration Statement, to the extent relating to the registration of Common Stock, interests in the 401(k) Plan and Obligations and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

Item 3.	Incorporation of Certain Documents by Reference.

The following documents, which have previously been filed by the Corporation or the 401(k) Plan, as specified, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Commission on February 26, 2007, File No. 000-06217;

(2) The Corporation's Current Report on Form 8-K filed with the Commission on March 29, 2007, File No. 000-06217;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Corporation's automatic shelf registration statement on Form S-3, filed with the Commission on March 30, 2006, File No. 333-132865, together with any amendment or report filed with the Commission for the purpose of updating such description; and

(4) The 401(k) Plan’s Annual Report on Form 11-K for the fiscal year ended December 31, 2005, filed with the Commission on June 22, 2006.

In addition, all documents filed by the Corporation or the 401(k) Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Corporation or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Corporation’s Annual Report on Form 10-K or the Plan’s Annual Report on Form 11-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports. The Corporation’s Exchange Act file number with the Commission is 000-06217.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
Exhibit No.	Exhibit Description
4.1*	Intel Corporation Third Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).
4.2*	Intel Corporation Bylaws as amended on January 17, 2007 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed on January 18, 2007, File No. 000-06217).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney (contained on signature page hereto).
99.1	Intel Corporation Sheltered Employee Retirement Plan Plus, as amended and restated effective January 1, 2006.

*Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 21st day of March, 2007.

INTEL CORPORATION By: /s/ Andy D. Bryant
Andy D. Bryant Executive Vice President, Chief Financial and Enterprise Services Officer

Each person whose signature appears below constitutes and appoints D. Bruce Sewell, Andy D. Bryant, and Cary I. Klafter and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Craig R. Barrett ____________ Craig R. Barrett	Chairman of the Board and Director	March 21, 2007
/s/ Paul S. Otellini______________ Paul S. Otellini	President, Chief Executive Officer and Director	March 21, 2007
_____________________________ Charlene Barshefsky	Director
/s/ Andy D. Bryant _____________ Andy D. Bryant	Executive Vice President, Chief Financial and Enterprise Services Officer	March 21, 2007
/s/ Susan L. Decker ____________ Susan L. Decker	Director	March 21, 2007
/s/ D. James Guzy______________ D. James Guzy	Director	March 21, 2007
/s/ Reed E. Hundt______________ Reed E. Hundt	Director	March 21, 2007
/s/ James D. Plummer___________ James D. Plummer	Director	March 21, 2007
/s/ David S. Pottruck ___________ David S. Pottruck	Director	March 21, 2007
/s/ Jane E. Shaw_______________ Jane E. Shaw	Director	March 21, 2007
_____________________________ John L. Thornton	Director
/s/ David B. Yoffie_____________ David B. Yoffie	Director	March 21, 2007

Pursuant to the requirements of the Securities Act of 1933, the authorized administrators of the Intel Corporation 401(k) Savings Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 3, 2007.

INTEL CORPORATION 401(k) SAVINGS PLAN Management SERP Administrative Committee
By: /s/ Cary I. Klafter Name: Cary I. Klafter Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1*	Intel Corporation Third Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).
4.2*	Intel Corporation Bylaws as amended on January 17, 2007 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed on January 18, 2007, File No. 000-06217).
5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24	Power of Attorney (contained on signature page hereto).
99.1	Intel Corporation Sheltered Employee Retirement Plan Plus, as amended and restated effective January 1, 2006.

*Incorporated by reference